UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2013

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information furnished pursuant to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure

George Paz, Chairman, Chief Executive Officer and President of Express Scripts Holding Company (the “Company”) adopted a prearranged trading plan under Rule 10b5-1 of the Exchange Act, on May 15, 2013, to address the fact that previously granted stock-settled stock appreciation rights (the “SARs”) are set to expire in early 2014. Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time by establishing a prearranged written plan at a time when the insider is not aware of material non-public information. Such plans can provide for the selling of a predetermined number of shares in order to diversify an investment portfolio, potentially minimize the market effect of share sales by spreading them out over a period of time and avoid concerns about initiating transactions while in possession of material non-public information.

Mr. Paz’s plan provides for (i) the potential exercise of up to 410,148 SARs which were granted in February 2007, and which, pursuant to the terms of their original grant, are scheduled to expire in February 2014, and (ii) the potential sale of the shares of the Company’s common stock (“Common Stock”) to be acquired upon the exercise of the SARs. Under Mr. Paz’s plan, the SARs are scheduled to be exercised, and the underlying shares of Common Stock are expected to be sold in three separate tranches prior to the expiration date of the SARs. The execution of the plan is subject to specified limitations, minimum price thresholds and early termination or suspension upon the occurrence of certain specified events.

The SARs covered by Mr. Paz’s plan represent approximately 15% of Mr. Paz’s current holdings of beneficially owned shares of Common Stock (including the SARs, unvested equity awards and shares underlying vested and unvested stock options).

Also on May 15, 2013, Jeffrey Hall, Executive Vice President and Chief Financial Officer of the Company, sold a total of 13,307 shares of Common Stock, which represents approximately 2% of his current holdings of beneficially owned shares of Common Stock (including, unvested equity awards and shares underlying vested and unvested stock options). This transaction was made pursuant to a prearranged trading plan adopted and disclosed in June 2012 under Rule 10b5-1 of the Exchange Act.

Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors or to report modifications or termination of any publicly-announced plan, including the plan described herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: May 15, 2013	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President and General Counsel